Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127083, 333-121462, 333-92148, 333-45444, 333-33536, 333-89547, 333-77471, 333-70439, and 333-62791) of Eclipsys Corporation of our report dated May 22, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
May 22, 2007